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                                                                    EXHIBIT 10.2

                                 AMENDMENT NO. 2
                                       TO
                           PURCHASE AND SALE AGREEMENT

This AMENDMENT No. 2 TO PURCHASE AND SALE AGREEMENT ("Amendment") is made as of the 24th day of August, 2006, by and among Cherry Creek Radio LLC, a limited liability company organized under the laws of the State of Delaware ("Buyer"), Fisher Communications, Inc., a corporation organized under the laws of the State of Washington ("Parent"), and Fisher Radio Regional Group Inc., a corporation organized under the laws of the State of Washington ("Seller").

                                    RECITALS:

     WHEREAS, Buyer, Parent and Seller are parties to that certain Purchase and Sale Agreement dated May 30, 2006, and amended by that certain Amendment No. 1 to the Purchase and Sale Agreement dated June 6, 2006 (collectively, the "Agreement"), which provides for the assignment of certain licenses, permits and authorizations issued by the Federal Communications Commission and related assets used or useful in the operation of the Stations from Seller to Buyer; and

     WHEREAS, Buyer, Parent and Seller desire to amend the Agreement as set forth herein to (a) eliminate certain stations in Great Falls, Montana, and associated assets from the assets being conveyed from Seller to Buyer pursuant to the Agreement; (b) define KAAK as the only Great Falls Station; (c) adjust the Total Purchase Price and the Purchase Price in the Primary Closing and the Great Falls Closing accordingly, and (c) to make other associated changes to the Agreement.

     NOW, THEREFORE, in consideration of the above recitals and of the mutual agreements and covenants contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

     1. Capitalized terms set forth in this Amendment shall have the meanings ascribed to them in the Agreement.

     2. All references in the Agreement to "Great Falls Stations" are deleted and the term "Great Falls Station" substituted in its place and the appropriate necessary grammatical changes shall be assumed in connection with such change.

     3. The definition of Great Falls Waiver is deleted from Section 1.1 of the Agreement and the definitions of Great Falls Closing, Great Falls Stations, Primary Closing, Primary Stations and Purchase Price in Section 1.1 of the Agreement are amended to read as follows:


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          "Great Falls Closing" means the consummation, in accordance with the terms of this Agreement, of the purchase and sale of the Purchased Assets that are used or held for use with respect to the Great Falls Station.

          "Great Falls Station" means Station KAAK(FM), located in Great Falls, Montana.

          "Primary Closing" means the consummation, in accordance with the terms of this Agreement, of the purchase and sale of the Purchased Assets that are used or held for use with respect to all Stations other than the Great Falls Station.

          "Primary Stations" means all Stations other than the Great Falls Station.

          "Purchase Price" shall mean the sum of Twenty Nine Million One Hundred Forty Thousand Dollars ($29,140,000), as adjusted pursuant to Section
          2.5 hereof; provided, however, that if a Bifurcated Closing occurs pursuant to Section 2.3(b), the term "Purchase Price" with respect to the Primary Closing shall mean Twenty Six Million One Hundred Forty Thousand Dollars ($26,140,000), as adjusted pursuant to Sections 2.5 and 10.1, and the term "Purchase Price" with respect to the Great Falls Closing shall mean Three Million Dollars ($3,000,000.00), as adjusted pursuant to Sections 2.5 and 10.1.

     4. The Agreement is amended to revise Section 2.3(b) to read as follows:

               (b) Notwithstanding anything to the contrary contained herein, Seller and Buyer shall jointly and promptly, but no later than one business day from the date of this Amendment (i) request dismissal by the FCC of their pending applications for consent to the assignment of license of stations KXGF(AM), KQDI(AM), KQDI-FM, KIKF(FM), KINX(FM), and K274BC from Seller to Buyer; (ii) notify the FCC of their intent to bifurcate the Closing as set forth below, and (iii) request that the FCC immediately approve the assignment of licenses of the Primary Stations to Buyer. In the event the FCC gives its consent to the assignment of license of the Primary Stations to Buyer, but does not give its consent to the assignment of the Great Falls Station to Buyer, then notwithstanding Section 2.3(a), upon the satisfaction of the conditions set forth in Articles 7 and 8 or, if permissible, the waiver of such conditions at the waiving party's option (disregarding for this purpose any such conditions to be satisfied by actions to be taken at the Primary Closing), then the parties shall undertake to bifurcate the Closing as follows (the "Bifurcated Closing"): (a) the Primary Closing will occur, regardless of whether the conditions to the Great Falls Closing have been satisfied; and (b) the Great Falls Closing will occur only if the Primary Closing has occurred and all other conditions to the Great Falls Closing have been satisfied. The failure of the Great Falls Closing to occur will have no effect on the Primary Closing, and the Primary Closing shall not be unwound or otherwise rescinded as a result of such failure. The actual day on which a Closing occurs, whether it be the Primary Closing, the Great Falls Closing or both, is the "Closing Date."


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     5. The last two sentences of Section 2.5(d) of the Agreement shall be deleted.

     6. The first sentence of Section 3.2(a) of the Agreement shall be amended so that "or in the case of the Great Falls Closing, Buyer's designee" shall be deleted.

     7. Section 3.6 of the Agreement and all references to said provision and the Great Falls Waiver are hereby deleted from the Agreement.

     8. The last sentence of Section 11.8 of the Agreement is hereby deleted from the Agreement.

     9. The parties agree to promptly in good faith amend Schedules 1.2, 1.3, 1.4, 1.5, 1.7 and 1.8 (as to Schedules 1.2, 1.5 and 1.8, they shall remain subject to the side letters referenced below) to delete all assets described in the Schedules as assets of Seller's stations KXGF(AM), KQDI(AM), KQDI-FM, KIKF(FM), KINX(FM), and K274BC (recognizing that with respect to Schedule 1.3, the intangible property for Great Falls other than the logo, any jingles, and slogan for K-99 shall be so deleted) as described in such Schedules, and to make any other corresponding changes to other Schedules as are necessary to effectuate the intent of this Amendment with regard to such stations. In the event the parties are unable to agree on such changes to the Schedules by August 31, 2006, the parties agree to refer the matter to an independent public accounting firm agreeable to both parties by September 5, 2006, whose determination shall be final and shall be completed by September 20, 2006. The costs of such independent accounting firm shall be paid for by Seller and Parent. The parties further agree to promptly negotiate in good faith to (a) amend the side letter dated May 30, 2006 by and between the parties hereto, which relates to certain real property owned by Seller, to provide that (i) the KAAK Tower (as defined therein) shall be transferred to Buyer pursuant to the Great Falls Closing, (ii) Buyer shall enter into an assignable, long-term standard commercial lease agreement with Seller for use of the KAAK Tower, at a lease rate of $1 per year (plus sharing of costs) for so long as Seller owns station KQDI-FM, and $800 per month (with appropriate CPI adjustments) in the event that Seller sells KQDI-FM to a non-affiliated third party, and (iii) the Great Falls Studio (as defined therein) shall be retained by Seller and Buyer shall have access to the Great Falls Studio and related equipment for KAAK for 60 days from the date of the Great Falls Closing for transition to its own location, at no charge, (b) amend the side letter dated June 6, 2006 by and between the parties hereto, which relates to certain Multi-Station Contracts (as defined therein), to provide that Seller shall retain such Multi-Station Contracts and Buyer shall enter into new agreements with the parties thereto, if it so desires, and (c) make any other corresponding changes to the side letters as are necessary to effectuate the intent of this Amendment.

     10. Schedules 1.0 and 1.6 are amended to delete all references to the following stations located in the Great Falls, Montana, radio market, none of which will be conveyed to Buyer pursuant to the Agreement: KXGF(AM), KQDI(AM), KQDI-FM, KIKF(FM), KINX(FM), and K274BC; however, the WHY257, STL and KB97946, RPU listed under KAAK(FM) on Schedule 1.6 shall be transferred to Buyer

     11. This Amendment shall be construed and governed according to the laws of Colorado, without regard to the conflicts of laws principles thereof. This amendment shall be


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binding on and inure to the benefit of the parties hereto and their respective heirs, successors or representatives.

     12. The Agreement and all of the documents referred to therein or contemplated thereby hereby are amended such that all references therein to the Agreement are deemed to include this Agreement. All of the terms of the Agreement not herein amended shall remain in full force and effect.

     13. The parties agree to issue a joint press release agreed to by Buyer and Seller relating to the changes contemplated by this Amendment and neither Buyer, Seller nor Fisher or any of their employees, agents, representatives or affiliates shall make any public statement contrary to such press release.

     14. The parties agree to prepare an amendment to the Time Brokerage Agreement dated July 21, 2006 which shall provide that if there is a Bifurcated Closing, the Time Brokerage Agreement shall continue as to the Great Falls Station until the Great Falls Closing. The fee for the Great Falls Station under the Time Brokerage Agreement shall be reduced to reflect only KAAK(FM) as set forth in the methodology provided by Parent and Seller to Buyer upon such event.

     15. This Amendment may be executed in one or more counterparts or by facsimile with the same effect as if the parties had all signed the same document. All counterparts shall be construed together and shall be considered one document.

          BALANCE OF PAGE INTENTIONALLY BLANK. SIGNATURE PAGE FOLLOWS.


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     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 2 to the Purchase and Sale Agreement as of the day and year first above written.

                                        "BUYER"

                                        CHERRY CREEK RADIO LLC


                                        By: /s/ Kirk M. Warshaw
                                            ------------------------------------
                                        Name: Kirk M. Warshaw
                                        Its: EVP/CFO


                                        "SELLER"

                                        FISHER RADIO REGIONAL GROUP INC.


                                        By: /s/ Larry Roberts
                                            ------------------------------------
                                        Name: Larry Roberts
                                        Its: President


                                        "PARENT"

                                        FISHER COMMUNICATIONS, INC.


                                        By: /s/ Colleen B. Brown
                                            ------------------------------------
                                        Name: Colleen B. Brown
                                        Its: President & CEO


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